Exhibit 10.5

EXECUTION VERSION

OWL ROCK CLO VII, LLC,

as Borrower

STATE STREET BANK AND TRUST COMPANY,

as Loan Agent

STATE STREET BANK AND TRUST COMPANY,

as Collateral Trustee

and

EACH OF THE CLASS A-L1 LENDERS PARTY HERETO

CLASS A-L1 CREDIT AGREEMENT

Dated July 26, 2022

-i-

-ii-

CLASS A-L1 CREDIT AGREEMENT, dated as of July 26, 2022 (as amended, restated, supplemented or modified from time to time, this “Agreement”), among:

(1) Owl Rock CLO VII, LLC, a Delaware limited liability company (the “Borrower”);

(2) each of the CLASS A-L1 LENDERS party hereto;

(3) State Street Bank and Trust Company, a Massachusetts trust company , as agent for the Class A-L1 Lenders (in such capacity, together with its successors in such capacity, the “Loan Agent”); and

(4) State Street Bank and Trust Company, a Massachusetts trust company , as Collateral Trustee under the Indenture (as defined herein) (the “Collateral Trustee”).

WHEREAS, the Borrower and the Collateral Trustee are party to an Indenture, dated as of July 26, 2022 (and as may be further modified and supplemented and in effect from time to time, the “Indenture”), pursuant to which the Borrower has authorized and issued one or more Classes of Debt (as defined in the Indenture);

WHEREAS, the Borrower wishes to borrow from the Class A-L1 Lenders, and the Class A-L1 Lenders wish to lend to the Borrower, term loans maturing on July 20, 2033, in an aggregate principal amount of U.S.$75,000,000, under and in accordance with the terms set forth in this Agreement (the “Class A-L1 Loans”), which loans will rank pari passu with the Class A-1 Notes issued under the Indenture and the Class A-L2 Loans incurred under the Class A-L2 Credit Agreement; and

WHEREAS, the Borrower has, under and in accordance with the terms of the Indenture, Granted (as defined in the Indenture) to the Collateral Trustee, for the benefit and security of the Class A-L1 Lenders and the other Secured Parties (as defined in the Indenture) specified therein, as their respective interests may appear, all of its right, title and interest in and to all of the Assets.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Indenture. As used in this Agreement, the following terms shall have the meanings specified below:

“Additional Class A-L1 Lender” has the meaning specified in Section 2.06(a).

“Additional Class A-L1 Loan” has the meaning specified in Section 2.06(a).

“Additional Incurrence Date” means the date of issuance of any Additional Class A-L1 Loans pursuant to Section 2.06.

“Advisors” has the meaning specified in Section 3.02(e).

“Assignment and Acceptance” means an assignment and acceptance entered into by a Class A-L1 Lender and an assignee of such Class A-L1 Lender substantially in the form of Exhibit A.

“Class A-L1 Lenders” means each Person who is a lender hereunder (including any Additional Class A-L1 Lender) or who becomes a lender hereunder by virtue of assignment via an Assignment and Acceptance.

“Class A-L1 Loan” has the meaning specified in the Recitals. For the avoidance of doubt, references to “Class A-L1 Loans” include any Additional Class A-L1 Loans.

“Class A-L1 Loan Event of Default” has the meaning specified in Section 6.01.

“Class A-L1 Loan Note” means a note signed by the Borrower substantially in the form of Exhibit B.

“Code” means the United States Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder.

“Conforming Amendment” means (a) an amendment to this Agreement to make corresponding changes to this Agreement to reflect any changes to the Indenture effected pursuant to Article VIII of the Indenture and (b) amendments to remove conflicts or inconsistencies with the Indenture as determined by the Collateral Manager.

“CRS” means the OECD Standard for Automatic Exchange of Financial Account Information – Common Reporting Standard, as amended from time to time, including any implementing legislation or related regulations or guidance notes.

“Default” means any condition or event that constitutes a Class A-L1 Loan Event of Default or that, with the giving of notice or lapse of time or both, would, unless cured or waived, become a Class A-L1 Loan Event of Default.

“FATCA” means Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, or any fiscal or regulatory legislation, guidance notes, rules or practices adopted pursuant to any such intergovernmental agreement.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Register” has the meaning specified in Section 2.05.

Section 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

Section 1.03. Conflict between Transaction Documents. If there is any conflict between this Agreement and the Indenture or any other Transaction Document, this Agreement, the Indenture and such other Transaction Document shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, the Indenture shall prevail and control and in any other case this Agreement shall prevail and control. It is understood and agreed that matters under the Indenture that require the consent of, or any act by, all or any portion of the Class A Debt (as a whole, as opposed to the Class A-1 Lenders alone) shall be governed exclusively by the Indenture (including as amended or supplemented from time to time), notwithstanding the fact that such matters are also addressed herein. The parties hereto acknowledge that the Class A-L1 Loans made under this Agreement are the “Class A-L1 Loan” referred to in the Indenture.

ARTICLE II

THE CLASS A-L1 LOANS

Section 2.01. Commitments of the Class A-L1 Lenders.

(a) Subject to the terms and conditions set forth in Section 4.01 herein, each Class A-L1 Lender as of the Closing Date agrees to make a Class A-L1 Loan to the Borrower on the Closing Date in an amount equal to the amount set forth opposite such Class A-L1 Lender’s name on Schedule I attached hereto. The initial aggregate principal amount of all Class A-L1 Loans made hereunder shall be U.S.$75,000,000. In addition, on any Additional Incurrence Date, each Class A-L1 Lender with respect to Additional Class A-L1 Loans shall fund its Class A-L1 Loan in the applicable amount. No amount borrowed and consequently repaid or prepaid hereunder can be re-borrowed.

(b) Subject to the terms and conditions set forth in Section 3.01 herein, each Class A-L1 Lender shall fund its Class A-L1 Loans by wire transfer of immediately available funds by 10:00 a.m., New York time, on the Closing Date or applicable Additional Incurrence Date, to the account set forth on Schedule I attached hereto.

Section 2.02. Class A-L1 Loan Notes.

(a) The Borrower shall, if requested by any Class A-L1 Lender, (i) sign a Class A-L1 Loan Note in the name of such Class A-L1 Lender, dated the Closing Date or applicable Additional Incurrence Date and (ii) deliver such Class A-L1 Loan Note to the Loan Agent on behalf of such Class A-L1 Lender for delivery by the Loan Agent to such Class A-L1 Lender.

(b) Notwithstanding anything to the contrary contained above in this Section 2.02 or elsewhere in this Agreement, Class A-L1 Loan Notes shall be delivered only to Class A-L1 Lenders that at any time specifically request the delivery of such Class A-L1 Loan Notes. No failure of any Class A-L1 Lender to request or obtain a Class A-L1 Loan Note evidencing its Class A-L1 Loans shall affect or in any manner impair the obligations of the Borrower to pay the Class A-L1 Loans incurred by the Borrower that would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security therefor provided pursuant to the Indenture. At any time (including, without limitation, to replace any Class A-L1 Loan Note that has been destroyed or lost) when any Class A-L1 Lender requests the delivery of a Class A-L1 Loan Note to evidence any of its Class A-L1 Loans, the Borrower shall promptly execute and deliver to such Class A-L1 Lender the requested Class A-L1 Loan Note in the appropriate amount or amounts to evidence such Class A-L1 Loans; provided that, in the case of a substitute or replacement Class A-L1 Loan Note, the Borrower shall have received from such requesting Class A-L1 Lender (i) an affidavit of loss or destruction and (ii) a customary lost/destroyed Class A-L1 Loan Note indemnity, in each case, in form and substance reasonably acceptable to the Borrower and such requesting Class A-L1 Lender, and duly executed by such requesting Class A-L1 Lender.

(c) As a condition to the repayment in full of any Class A-L1 Loans, the Loan Agent or the Collateral Trustee may require the related Class A-L1 Lender to present and surrender its Class A-L1 Loan Note on or prior to such repayment; provided that if the Borrower and the Loan Agent shall have received (i) an affidavit of loss or destruction or an undertaking thereafter to surrender such Class A-L1 Loan Note and (ii) a customary lost/destroyed Class A-L1 Loan Note indemnity, in each case, in form and substance reasonably acceptable to the Borrower, the Loan Agent and such requesting Class A-L1 Lender, and duly executed by such requesting Class A-L1 Lender, then such final payment shall be made without presentation or surrender. Except as otherwise required by applicable law, any Money deposited with the Loan Agent in trust for any payment on any Class A-L1 Loan and remaining unclaimed for two years after such amount has become due and payable shall be paid to the Borrower on Issuer Order; and the Lender of such Class A-L1 Loan shall thereafter, as an unsecured general creditor, look only to the Borrower for payment of such amounts and all liability of the Loan Agent with respect to such trust Money (but only to the extent of the amounts so paid to the Borrower) shall thereupon cease.

Section 2.03. Principal; Interest Rate.

(a) Principal of the Class A-L1 Loans, including mandatory and optional principal prepayments, shall be paid by the Borrower in part or in whole at the times and in the manner set forth in the Indenture, including (x) in connection with the Borrower’s repayment of such Obligations pursuant to Section 2.8 of the Indenture, (y) in connection with a repayment, redemption or Refinancing of the Class A-L1 Loans pursuant to Article IX of the Indenture, or (z) otherwise, in accordance with the Priority of Payments. Unless principal on a Class A-L1 Loan becomes due and payable at an earlier date by acceleration, prepayment or otherwise, all unpaid principal of the Class A-L1 Loans shall be due and payable on the Stated Maturity.

(b) Interest shall accrue on each Class A-L1 Loan or portion thereof which remains unpaid at the applicable Interest Rate and shall be due and payable at the times and in the manner set forth in the Indenture.

(c) Each repayment, redemption, and prepayment of a Loan shall be subject to the terms of the Indenture (including the subordination provisions set forth in Article XIII thereof and the Priority of Payments set forth in Section 11.1 thereof). Without limiting the generality of the foregoing, the Class A-L1 Loans shall comprise and be a part of the Class A Debt and, as such, shall be subject to the terms and conditions of the Indenture applicable to the Class A Debt, and shall have the rights afforded in the Indenture to the Class A Debt (to the extent of the component thereof consisting of the Class A-L1 Loans).

Section 2.04. Withholding.

(a) If any amount is required to be deducted or withheld from any payment to any Lender, such amount shall reduce the amount otherwise distributable to such Lender. The Loan Agent is hereby authorized to withhold or deduct from amounts otherwise distributable to any Lender sufficient funds for the payment of any tax that is legally required to be withheld or deducted (but such authorization shall not prevent the Loan Agent from contesting any such tax in appropriate Proceedings and legally withholding payment of such tax, pending the outcome of such Proceedings). The amount of any withholding tax imposed with respect to any Lender shall be treated as cash distributed to such Lender at the time it is deducted or withheld by the Borrower or the Loan Agent, as applicable, and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution, the Loan Agent may in its sole discretion withhold such amounts in accordance with this Section 2.04. If any Lender wishes to apply for a refund of any such withholding tax, the Loan Agent shall reasonably cooperate with such Lender in making such claim so long as such Lender agrees to reimburse the Loan Agent for any out-of-pocket expenses incurred

Section 2.05. Register.

(a) The Borrower shall cause to be kept a register (the “Register”) in which, subject to such reasonable procedures as it may prescribe, the Borrower shall provide for the recording and registering of the following information with respect to each Class A-L1 Lender:

(i) the name, notice details, wiring instructions and taxpayer identification number of such Class A-L1 Lender, together with the names of the authorized representatives of such Class A-L1 Lender and their mailing address, electronic mail address, telephone and facsimile numbers;

(ii) the Aggregate Outstanding Amount of Class A-L1 Loans funded by such Class A-L1 Lender, and the interest thereon; and

(iii) the Closing Date or applicable Additional Incurrence Date with respect to the Class A-L1 Loans of such Class A-L1 Lender.

The Collateral Trustee is hereby appointed “Registrar” for the purpose of registering and recording the information described in clauses (i), (ii) and (iii) above.

The Collateral Trustee shall update the information contained in the Register upon notice from the Loan Agent of (i) the transfer of any Class A-L1 Loan, (ii) the funding of any Additional Class A-L1 Loan and (iii) the receipt of written notice from the Borrower or the applicable Class A-L1 Lender confirming a change in the notice details or the authorized representatives of any Class A-L1 Lender.

Absent manifest error, the information contained in the Register will be conclusive evidence of the rights and obligations of each Class A-L1 Lender with respect to the Class A-L1 Loans held by such Class A-L1 Lender.

On the Closing Date, on the date of each amendment hereto and from time to time upon request from the Registrar under the Indenture, the Registrar shall provide to the Borrower and the Collateral Manager a copy of the information contained in the Register and, upon request at any time by a Class A-L1 Lender, the Registrar shall provide such Class A-L1 Lender a copy of the information contained in the Register relating to the Class A-L1 Loans held by such Class A-L1 Lender.

Section 2.06. Additional Class A-L1 Loans.

(a) On any Business Day and upon satisfaction of the conditions to such incurrence set forth in Section 2.4 of the Indenture, the Borrower may incur additional Class A-L1 Loans hereunder (each an “Additional Class A-L1 Loan”). The existing Class A-L1 Lenders shall have the first opportunity to make each Additional Class A-L1 Loan in such amounts as are necessary to preserve (as closely as reasonably practicable taking into consideration minimum denomination requirements) their pro rata holdings of Class A-L1 Loans or, if they decline, additional Persons (each an “Additional Class A-L1 Lender”) may deliver a signature page and become Class A-L1 Lenders for all purposes hereunder.

(b) Any Additional Class A-L1 Loans issued pursuant to this Section 2.06 shall constitute Class A-L1 Loans for all purposes hereunder and under the Indenture and shall be subject to the terms of this Agreement and the Indenture as if such Additional Class A-L1 Loans had been incurred on the Closing Date, except that (for the avoidance of doubt) interest shall accrue with respect to any Additional Class A-L1 Loans from the applicable Additional Incurrence Date.

Section 2.07. Conversion. For the avoidance of doubt, the Lenders may not convert or exchange any portion of the Class A-L1 Loans into Notes.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01. Representations and Warranties. (a) The Borrower represent, warrants and covenants to the Class A-L1 Lenders, the Loan Agent, the Collateral Manager and the Collateral Trustee that:

(i) It is a limited liability company duly formed and validly existing and in good standing under the law of the State of Delaware.

(ii) It has the power to execute and deliver this Agreement and the Indenture and to perform its obligations under this Agreement and the Indenture and has taken all necessary action to authorize such execution, delivery and performance.

(iii) Assuming (A) that all representations and warranties of the Class A-L1 Lenders in this Agreement are true and correct and assuming compliance by each such Class A-L1 Lender with applicable transfer restriction provisions and other provisions herein and in the Indenture and (B) that all representations and warranties of all of the holders of the Notes in the Indenture (whether deemed or delivered in any representation letter required under the Indenture) are true and correct and assuming compliance by each holder of Notes with applicable transfer restriction provisions and other provisions in the Indenture, (x) such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets, (y) all governmental and other consents that are required to have been obtained by it with respect to the execution, delivery and performance of this Agreement and the Indenture have been obtained and are in full force and effect and all conditions of any such consents have been complied with, and (z) it is not required to register as an investment company under the Investment Company Act.

(iv) Its obligations under this Agreement and the Indenture constitute its legal, valid and binding obligations, enforceable against it in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(v) Neither it, nor any of its subsidiaries, directors or officers (i) are the target of any sanctions enforced by the United States government (including, the Office of Foreign Assets Control of the U.S. Department of the Treasury, the United Nations Security Council, the European Union, HM Treasury, or other relevant sanctions authority) (collectively “Sanctions”) and (ii) will knowingly use any payments made pursuant to this Agreement or the Indenture, (x) to fund or facilitate any activities of or business with any person who, at the time of such funding or facilitation, is the target of Sanctions, (y) to fund or facilitate any activities of or business with any country or territory that is the target or subject of comprehensive, country-wide or territory-wide Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria, and the Crimea, Donetsk and Luhansk regions of Ukraine or (z) in any other manner that will result in a violation of Sanctions by any party to this Agreement.

(b) The Loan Agent hereby represents and warrants that:

(i) the Loan Agent is a trust company with trust powers under the laws of the Commonwealth of Massachusetts, and has the requisite power and authority to execute, deliver and perform its obligations hereunder and is duly eligible and qualified to act as Loan Agent hereunder;

(ii) this Agreement has been duly authorized, executed and delivered by the Loan Agent, and constitutes the valid and binding obligation of the Loan Agent, enforceable against it in accordance with its terms except (A) as limited by bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and by general equitable principles, regardless of whether considered in a proceeding in equity or at law, and (B) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought; and

(iii) neither the execution or delivery by the Loan Agent of this Agreement or the Indenture, nor performance by the Loan Agent of its obligations hereunder and thereunder requires the consent or approval of, the giving of notice to or the registration or filing with any United States federal or New York state agency or other governmental body under any United States federal or New York state regulation or law, having jurisdiction over the banking or trust powers of the Loan Agent.

Section 3.02. Several Representations and Covenants of Each Class A-L1 Lender. Each Class A-L1 Lender severally represents and warrants (as to itself only) to the Borrower, the Loan Agent, the Collateral Manager and the Collateral Trustee, as of the date hereof, as of the date each transferee becomes a Class A-L1 Lender in accordance with Section 7.03 hereof and as of the date of each Class A-L1 Loan, and covenants as follows:

(a) It has the power to execute and deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance.

(b) Its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable against it in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(c) Its execution and delivery of this Agreement and its performance of its obligations hereunder do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets, except in each case for any violation or conflict as would not have a material and adverse effect on its performance of its obligations hereunder.

(d) It is not required to register as an investment company under the 1940 Act.

(e) Such Class A-L1 Lender is capable of evaluating the merits and risks of an investment in the Class A-L1 Loans. Such Class A-L1 Lender is able to bear the economic risks of an investment in the Class A-L1 Loans, including the loss of all or a substantial part of its investment under certain circumstances. Such Class A-L1 Lender has had access to such information concerning the parties to the Transaction Documents and the Class A-L1 Loans as it deems necessary or appropriate to make an informed investment decision, including an opportunity to ask questions and receive information from the parties to the Transaction Documents, and it has received all information that it has requested concerning its purchase of the Class A-L1 Loans. Such Class A-L1 Lender has, to the extent it deems necessary, consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisers (its “Advisors”) with respect to its lending of Class A-L1 Loans.

Such Class A-L1 Lender has made its own independent investment decision (including decisions regarding the suitability of any transaction) based upon its own judgment, any advice received from its Advisors, and its review of the Transaction Documents, which it has read and understands, and not upon any view, advice or representations (whether written or oral) of any party to the Transaction Documents and (ii) hereby reconfirms its decision to make an investment in the Class A-L1 Loans to the extent such decision was made prior to the receipt of the final Offering Circular. No party to a Transaction Document is acting as a fiduciary or financial or investment adviser to such Class A-L1 Lender. No party to a Transaction Document has given such Class A-L1 Lender any assurance or guarantee as to the expected or projected performance of the Class A-L1 Loans. Such Class A-L1 Lender understands that the Class A-L1 Loans will be highly illiquid. Such Class A-L1 Lender is prepared to hold the Class A-L1 Loans for an indefinite period of time or until maturity.

(f) Such Class A-L1 Lender is a QIB/QP.

(g) Such Class A-L1 Lender is acquiring the Class A-L1 Loans as principal for its own account and not for sale in connection with any distribution thereof. Such Class A-L1 Lender was not formed solely for the purpose of investing in the Class A-L1 Loans and is not a (i) partnership, (ii) common trust fund or (iii) special trust, pension fund or retirement plan in which the partners, beneficiaries or participants, as applicable, may designate the particular investments to be made. Such Class A-L1 Lender agrees that it will not hold such Class A-L1 Loans for the benefit of any other person and will be the sole beneficial owner thereof for all purposes and that, except pursuant to a written agreement with the Borrower requiring compliance with the provisions of the Indenture and this Agreement applicable to the transfer of an interest in such Class A-L1 Loans, it will not sell participation interests in the Class A-L1 Loans or enter into any other arrangement pursuant to which any other person will be entitled to a beneficial interest in the distributions on the Class A-L1 Loans and further that the Class A-L1 Loans made by it constitute an investment of no more than 40% of such Class A-L1 Lender’s assets.

(h)

(i) Either (i) such Class A-1L Lender is not, and is not acting on behalf of, a Benefit Plan Investor, or (ii) such Class A-1L Lender’s acquisition, holding and disposition of Class A-1L Loans (or any interest therein) will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and if it is a governmental, church, non-U.S. or other plan which is subject to any Other Plan Law, its acquisition, holding and disposition of such Class A-1L Loans (or any interest therein) will not constitute or result in a violation of any Other Plan Law. If such Class A-1L Lender becomes a Non-Permitted ERISA Holder, it agrees to act in accordance with Section 2.12 of the Indenture.

(i) Such Class A-L1 Lender agrees to treat the Class A-L1 Loans as indebtedness of the Borrower for U.S. federal, state and local income tax purposes and will take no action inconsistent with such treatment unless required by law.

(i) Each Lender will provide the Borrower or its agents with any correct, complete and accurate information or documentation that may be required for the Borrower to comply with FATCA and the CRS and to prevent the imposition of U.S. federal withholding tax under FATCA on payments to or for the benefit of the Borrower. In the event such Lender fails to provide such information or documentation, or to the extent that its ownership of Class A-L1 Loans would otherwise cause the Borrower to be subject to any tax under FATCA, (A) the Borrower (and any agent acting on its behalf) is authorized to withhold amounts otherwise distributable to the Lender as compensation for any amounts withheld from payments to or for the benefit of the Borrower as a result of such failure or such ownership, and (B) to the extent necessary to avoid an adverse effect on the Borrower as a result of such failure or such ownership, the Borrower will have the right to compel the Lender to sell its Class A-L1 Loans and, if such person does not sell its Class A-L1 Loans within 10 Business Days after notice from the Borrower or its agents, the Borrower will have the right to sell such Class A-L1 Loans at a public or private sale called and conducted in any manner permitted by law, and to remit the net proceeds of such sale (taking into account, in addition to other related costs and charges, any taxes incurred by the Borrower in connection with such sale) to such person as payment in full for such Class A-L1 Loan. The Borrower may also assign each such Class A-L1 Loan a separate securities identifier in the Borrower’s sole discretion. Each Lender agrees that the Borrower, the Collateral Trustee and/or their agents or representatives may (1) provide any information and documentation concerning its investment in its Class A-L1 Loan to the U.S. Internal Revenue Service and any other relevant tax authority and (2) take such other steps as they deem necessary or helpful to ensure that the Borrower complies with FATCA and the CRS.

(ii) Each Lender will provide the Borrower and the Collateral Trustee with certifications necessary to establish that it is not subject to withholding tax under FATCA.

(iii) Each Class A-L1 Lender acknowledges that the Borrower has the right, hereunder, to compel any beneficial owner of an interest in any Class A-L1 Loans that fails to comply with the foregoing requirements to sell its interest in such Class A-L1 Loans, or to sell such interest on behalf of such owner following the procedures and timeframe relating to Non-Permitted Holders specified in Section 2.12 of the Indenture.

(iv) Such Class A-L1 Lender agrees to timely furnish the Issuer, the Loan Agent, the Collateral Trustee or their respective agents with any tax forms or certifications (including, without limitation, IRS Form W-9, an applicable IRS Form W-8 (together with all applicable attachments), or any successors to such IRS forms) that the Issuer, the Loan Agent or their respective agents reasonably request in order to (A) make payments to the Lender without, or at a reduced rate of, withholding, (B) qualify for a reduced rate of withholding in any jurisdiction from or through which they receive payments, and (C) satisfy reporting and other obligations under the Code, Treasury regulations, or any other applicable law or regulation, and will update or replace such tax forms or certifications in accordance with their terms or subsequent amendments. Such Lender acknowledges that the failure to provide, update or replace any such tax forms or certifications may result in the imposition of withholding or back-up withholding on payments to the beneficial owner, or to the Issuer. Amounts withheld by the Issuer or its agents that are, in their sole judgment, required to be withheld pursuant to applicable tax laws will be treated as having been paid to such Lender by the Issuer.

(v) Such Class A-L1 Lender represents that, if it is not a United States Tax Person, (i) either it (A) is not a bank (or an entity affiliated with a bank) extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business (within the meaning of Section 881(c)(3)(A) of the Code) or (B) has provided an IRS Form W-8ECI representing that all payments received or to be received by it from the Borrower are effectively connected with the conduct of a trade or business in the United States and includible in its gross income and (ii) it is not, and will not be, a member of an “expanded group” (within the meaning of the Section 385 Rules) that includes a domestic corporation (as determined for U.S. federal income tax purposes) if (A) such domestic corporation, directly or indirectly (through one or more entities that are treated for U.S. federal income tax purposes as partnerships, disregarded entities, or grantor trusts), owns Preferred Shares and (B) the Borrower is a “controlled partnership” (within the meaning of the regulations issued under Section 385 of the Code) with respect to such expanded group.

(j) If such Class A-L1 Lender becomes a Non-Permitted Holder, it agrees to act in accordance with Section 2.12 of the Indenture.

(k) Each Class A-L1 Lender acknowledges that the Borrower may receive a list of Class A-L1 Lenders from the Registrar.

(l) Each Class A-L1 Lender agrees that (i) any sale, pledge or other transfer of the Class A-L1 Loans (or any interest therein) made in violation of the transfer restrictions set forth herein or made based upon any false or inaccurate representation made by such Class A-L1 Lender or a transferee will be null and void ab initio and of no force or effect and (ii) none of the parties to the Transaction Documents has any obligation to recognize any sale, pledge or other transfer of the Class A-L1 Loans (or any interest therein) made in violation of any such transfer restriction or made based upon any such false or inaccurate representation.

(m) It will comply with the provisions of the Indenture applicable to it as a Holder.

(n) [Reserved].

(o) Such Class A-L1 Lender understands that, to the extent required by the Borrower, as determined by the Borrower or the Collateral Manager on behalf of the Borrower, the Borrower may, upon notice to the Loan Agent, impose additional transfer restrictions on the Class A-L1 Loans to comply with the USA PATRIOT Act and other similar laws or regulations, including, without limitation, requiring each transferee of Class A-L1 Loans to make such representations to the Borrower as may be required in connection with such compliance.

(p) Such Class A-L1 Lender understands and acknowledges that the Collateral Management Agreement contains certain limitations on the potential liability of the Collateral Manager.

(q) Such Class A-L1 Lender (i) understands and acknowledges that the Borrower has, under and in accordance with the terms of the Indenture, Granted (as defined in the Indenture) to the Collateral Trustee, for the benefit and security of the Class A-L1 Lenders and the other Secured Parties (as defined in the Indenture) specified therein, as their respective interests may appear, all of its right, title and interest in and to all of the Collateral Obligations (as defined in the Indenture) and other Assets and (ii) acknowledges and agrees to the terms of the Indenture, including (without limitation) the sale and acquisition provisions thereunder.

(r) Such Class A-1 Lender acknowledges that it has no expectation that its extension of credit under this Agreement would be treated as the purchase of a “security” under the U.S. securities laws and that it is not extending credit in reliance on, or expectation of, any protection that may be provided by such securities laws.

ARTICLE IV

CONDITIONS

Section 4.01. Closing Date. The obligations of the Class A-L1 Lenders to make Class A-L1 Loans on the Closing Date shall not become effective until the time on the Closing Date that (x) the Indenture and this Agreement are executed and delivered and (y) the Class A-L1 Loans have been assigned ratings of “AAA (sf)” by S&P.

ARTICLE V

THE LOAN AGENT AND THE COLLATERAL TRUSTEE

Section 5.01. Appointment. Each of the Class A-L1 Lenders hereby irrevocably appoints the Loan Agent as its agent and authorizes the Loan Agent to take such actions on its behalf and to exercise such powers as are delegated to the Loan Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

Section 5.02. Certain Duties and Responsibilities.

(a) Each of the Loan Agent and the Collateral Trustee undertake to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Loan Agent or the Collateral Trustee, and the Loan Agent and the Collateral Trustee shall satisfy those duties expressly set forth herein so long as it acts in good faith and without gross negligence or willful misconduct.

(b) Each of the rights, protections, benefits, immunities and indemnities afforded to the Collateral Trustee under the Indenture, shall also apply to the Loan Agent and the Collateral Trustee under this Agreement, mutatis mutandis.

(c) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Loan Agent and the Collateral Trustee shall be subject to the provisions of this Section 5.02.

Section 5.03. Compensation.

(a) The Borrower agrees, subject to Section 5.03(b):

(i) to pay to the Loan Agent on each Payment Date reasonable compensation, as set forth in a separate fee schedule, for all services rendered by it hereunder subject to the terms of the Indenture (including the Priority of Payments set forth in Section 11.1 thereof);

(ii) except as otherwise expressly provided herein, to reimburse each of the Loan Agent and the Collateral Trustee in a timely manner upon its request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Loan Agent or the Collateral Trustee, as applicable, in accordance with any provision of this Agreement or the Indenture (including the reasonable compensation and expenses and disbursements of its agents and legal counsel, except any such expense, disbursement or advance as may be attributable to its gross negligence, willful misconduct or bad faith); and

(iii) to indemnify the Loan Agent and the Collateral Trustee and their respective officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense incurred without gross negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of any of the Loan Agent’s or Collateral Trustee’s, as applicable, obligations or duties under this Agreement or the Indenture, including the out-of-pocket costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder or the enforcement of the Borrower’s obligations hereunder.

(b) Any amounts payable to the Loan Agent or the Collateral Trustee pursuant to this Agreement shall constitute Administrative Expenses, payable on each Payment Date only to the extent that funds are available for such purpose in accordance with the Priority of Payments, and any such amounts not paid on or prior to any Payment Date shall remain outstanding and shall be payable on the next Payment Date on which funds are available for such purpose pursuant to the Priority of Payments.

(c) The provisions of this Section 5.03 shall survive the termination of this Agreement and the removal or resignation of the Loan Agent or the Collateral Trustee (to the extent of any fees or indemnified liabilities, costs, expenses and other amounts arising or incurred prior to, or arising out of actions or omissions occurring prior to, such termination, resignation or removal).

Section 5.04. Resignation and Removal; Appointment of a Successor.

(a) No resignation or removal of the Loan Agent and no appointment of a successor Loan Agent pursuant to this Section 5.04 shall become effective until the acceptance of appointment by the successor Loan Agent pursuant to Section 5.05.

(b) Subject to Section 5.04(a), the Loan Agent may resign at any time by giving not less than 30 days’ written notice thereof to the Borrower, the Collateral Manager, the Class A-L1 Lenders and the Rating Agency. Upon receiving such notice of resignation, the Borrower shall promptly appoint a successor loan agent satisfying the requirements of Section 5.06 by written instrument, in duplicate, executed by an Authorized Officer of the Borrower, one copy of which shall be delivered to the Loan Agent so resigning and one copy to the successor Loan Agent, together with a copy to each Class A-L1 Lender and the Collateral Manager; provided that such successor Loan Agent shall be appointed only upon the Act of a Majority of the Class A-L1 Lenders. If no successor Loan Agent shall have been appointed and an instrument of acceptance by a successor Loan Agent shall not have been delivered to the Loan Agent within 30 days after the giving of such notice of resignation, the resigning Loan Agent or any Class A-L1 Lender, on behalf of itself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Loan Agent satisfying the requirements of Section 5.06.

(c) The Loan Agent may be removed at any time by Act of a Majority of the Class A-L1 Lenders (with the consent of the Collateral Manager), delivered with 30 days’ notice to the Loan Agent, the Collateral Trustee, the Collateral Manager and the Borrower. In addition, if at any time the Loan Agent shall breach its obligations hereunder or under the Indenture, or shall become incapable of acting or shall be adjudged as bankrupt or insolvent or a receiver or liquidator of the Loan Agent or of its property shall be appointed or any public officer shall take charge or control of the Loan Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation then, in any such case (subject to Section 5.04(a)), (i) the Borrower may, by written direction, remove the Loan Agent, or (ii) any Class A-L1 Lender may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Loan Agent and the appointment of a successor Loan Agent.

(d) If the Loan Agent shall be removed or become incapable of acting, or if a vacancy shall occur in the office of the Loan Agent for any reason (other than resignation), the Borrower, by written instrument, shall promptly appoint a successor Loan Agent. If the Borrower shall fail to appoint a successor Loan Agent within 30 days after such removal or incapability or the occurrence of such vacancy, a successor Loan Agent may be appointed by a Majority of the Class A-L1 Lenders by written instrument delivered to the Borrower and the retiring Loan Agent. The successor Loan Agent so appointed shall, forthwith upon its acceptance of such appointment, become the successor Loan Agent. If no successor Loan Agent shall have been so appointed by the Borrower or a Majority of the Class A-L1 Lenders and shall have accepted appointment in the manner hereinafter provided, the Loan Agent or any Class A-L1 Lender may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Loan Agent.

(e) The Borrower shall give prompt notice of each resignation and each removal of the Loan Agent and each appointment of a successor Loan Agent to the Collateral Trustee, the Collateral Manager, the Rating Agency, at the addresses appearing in Section 14.3 of the Indenture, and to each Class A-L1 Lender, as their names and addresses appear in the Register. Each notice shall include the name and address of the successor Loan Agent. If the Borrower fails to provide any such notice within 10 days after acceptance of appointment by the successor Loan Agent, the successor Loan Agent shall cause such notice to be given at the expense of the Borrower.

(f) The Collateral Trustee shall be removed and replaced as a party to this Agreement automatically upon the removal and replacement of the Collateral Trustee pursuant to the Indenture.

Section 5.05. Acceptance of Appointment by Successor. Every successor Loan Agent appointed hereunder shall execute, acknowledge and deliver to the Borrower and the retiring Loan Agent an instrument accepting such appointment. Upon delivery of the required instrument, the resignation or removal of the retiring Loan Agent shall become effective and such successor Loan Agent, without any other act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of the retiring Loan Agent; provided that upon request of the Borrower or a Majority of the Class A-L1 Lenders or the successor Loan Agent, such retiring Loan Agent shall, upon payment of its fees and expenses then unpaid, execute and deliver an instrument transferring to such successor Loan Agent all the rights, powers, duties and obligations of the retiring Loan Agent.

Section 5.06. Loan Agent Criteria. The Loan Agent, and any entity appointed as a successor Loan Agent, shall be a Eligible Institution. If at any time the Loan Agent shall cease to be an Eligible Institution, it shall resign immediately in the manner and with the effect hereinafter specified in this Article V.

Section 5.07. Merger, Conversion, Consolidation or Succession to Business of the Loan Agent. Any organization or entity into which the Loan Agent may be merged or converted or with which it may be consolidated, or any organization or entity resulting from any merger, conversion or consolidation to which the Loan Agent shall be a party, or any organization or entity succeeding to all or substantially all of the corporate trust business of the Loan Agent, shall be the successor of the Loan Agent hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

Section 5.08. Account. The Loan Agent shall establish a segregated non-interest bearing account in the name of the Loan Agent for the benefit of the Lenders (the “Lender Account”) to which payments made by the Borrower for payment of Class A-L1 Loans shall be deposited upon receipt for further payment to the Lenders. Amounts in the Lender Account shall remain uninvested.

ARTICLE VI

CLASS A-L1 LOAN EVENT OF DEFAULT

Section 6.01. Class A-L1 Loan Event of Default.

(a) If an Event of Default under Section 5.1 of the Indenture shall have occurred and be continuing (such occurrence, a “Class A-L1 Loan Event of Default”), the Borrower shall immediately notify the Collateral Trustee, the Loan Agent and each Class A-L1 Lender thereof in writing.

(b) Upon the occurrence of a Class A-L1 Loan Event of Default and the acceleration of the Borrower’s obligations under the Indenture pursuant to the terms of Section 5.2 of the Indenture, the unpaid principal amount of the Class A-L1 Loans, together with the interest accrued thereon and all other amounts payable by the Borrower hereunder in respect of the Class A-L1 Loans, shall automatically become immediately due and payable by the Borrower hereunder, subject to and in accordance with the applicable provisions of the Indenture, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Borrower; provided that upon the rescission or annulment of the related Event of Default and acceleration under the Indenture in accordance with the terms thereof, any such acceleration shall automatically be rescinded and annulled for all purposes hereunder; provided, however, that no such action shall affect any subsequent Default or Class A-L1 Loan Event of Default or impair any right consequent thereon. Each Lender agrees and acknowledges that the remedies for an Event of Default hereunder are governed exclusively by, and subject to the terms and conditions of, the Indenture, and that such rights and remedies shall be limited to the right of the Class A-L1 Lenders, as holders of Class A-L1 Loans, following an Event of Default under the Indenture.

Section 6.02. Rights Under Indenture; Remedies Cumulative.

(a) Remedies for an Event of Default are granted to the Collateral Trustee for the benefit of the Secured Parties under the Indenture. Each of the Class A-L1 Lenders agrees and acknowledges that the remedies for an Event of Default hereunder are governed by, and subject to the terms and conditions of, the Indenture.

(b) No course of dealing between the Borrower and any Class A-L1 Lender and no delay or failure in exercising any rights hereunder or under the Indenture in respect thereof shall operate as a waiver of any of the rights of any Class A-L1 Lender.

(c) Each Class A-L1 Lender hereby acknowledges and agrees that any Money collected by the Collateral Trustee with respect to the Class A-L1 Loans pursuant to Article V of the Indenture and any Money that may then be held or thereafter received by the Collateral Trustee with respect to the Class A-L1 Loans hereunder shall be applied in accordance with the Priority of Payments.

ARTICLE VII

MISCELLANEOUS

Section 7.01. Notices. All notices and other communications provided for herein (including each consent, notice, direction or request) shall be sufficient for every purpose hereunder if given in accordance with the applicable provisions of Sections 14.3 and 14.4 of the Indenture to the applicable parties at the following addresses:

(a) if to the Borrower, the Collateral Trustee or the Collateral Manager, at its address, email or fax number set forth in the Indenture;

(b) if to the Loan Agent, at its address or fax number set forth on Schedule I attached hereto or at such other address as shall be designated by the Loan Agent in a notice to the Borrower, each Class A-L1 Lender, the Collateral Trustee and the Collateral Manager;

(c) if to any Class A-L1 Lender, at its address or fax number set forth on Schedule I attached hereto (in the case of any initial Class A-L1 Lender) or in the Assignment and Acceptance delivered by it; or at such other address as shall be designated by a Class A-L1 Lender in a notice to the Borrower, the Loan Agent, the Collateral Trustee and the Collateral Manager; and

(d) if to the Rating Agency, in the manner specified in the Indenture.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

In all instances where a notice is delivered to the Loan Agent pursuant to the Indenture, the Loan Agent shall promptly deliver such notice to the Class A-L1 Lenders.

Section 7.02. Waivers; Amendments.

(a) Each waiver of any provision of this Agreement and consent to any departure by the Borrower therefrom shall be effective only in the specific instance and for the purpose for which given. The making of a Class A-L1 Loan shall not be construed as a waiver of any Event of Default, regardless of whether the Collateral Trustee, the Loan Agent, any Class A-L1 Lender or any Holder may have had notice or knowledge of such Event of Default at the time.

(b) This Agreement may only be waived, discharged, amended or modified in writing by the Borrower, the Loan Agent and the Collateral Trustee if, as certified by the Collateral Manager, (i) all conditions precedent provided in the Indenture, including any applicable consent requirements, are satisfied with respect thereto, mutatis mutandis (for which purpose, references to the Collateral Trustee or the Collateral Trustee in the Indenture will be deemed to refer to the Loan Agent and/or the Collateral Trustee, as applicable) and (ii) after giving effect to such amendment, this Agreement is not inconsistent with any term of the Indenture in any material respect. For the avoidance of doubt, no consent of the Lenders shall be required in connection with a Conforming Amendment other than to the extent required pursuant to Article VIII of the Indenture. Each Lender hereby directs and authorizes the Collateral Trustee and the Loan Agent to enter into any such Conforming Amendment. Other than to the extent required pursuant to Article VIII of the Indenture, the Borrower shall not enter into any waiver, amendment or modification of this Agreement if any Class A-L1 Loans could be materially and adversely affected thereby unless the Borrower has received written consent of a Majority of the Class A-L1 Loans.

(c) A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(d) The Borrower shall provide notice to the Rating Agency of any waiver, amendment or modification of this Agreement.

(e) Subject to Section 2.06 hereof and Section 2.4 of the Indenture and subject to the satisfaction of the conditions specified therein, a Conforming Amendment to this Agreement shall be made for the purpose of facilitating the incurrence of any Additional Loans.

(f) Any such waiver and any such amendment, supplement or modification pursuant to this Section 7.02 shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Loan Agent, the Collateral Trustee and all future holders of the Class A-L1 Loans. In the case of any waiver, the Borrower, the Lenders, the Collateral Trustee and the Loan Agent shall be restored to their former position and rights hereunder and under the other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing, to the extent so provided herein; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

Section 7.03. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and transferees. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and transferees) any legal or equitable right, remedy or claim under or by reason of this Agreement. Any purported transfer not in compliance with this Section 7.03 shall be null and void.

(b) The Borrower may not assign or delegate any of their rights or obligations under this Agreement without the prior consent of each Class A-L1 Lender, the Loan Agent and the Collateral Trustee; provided that each Class A-L1 Lender and the Loan Agent each hereby acknowledge that, pursuant to the terms of the Collateral Administration Agreement, the Borrower has granted the Collateral Manager the right to take certain actions hereunder on its behalf.

(c) Each Class A-L1 Lender may transfer to one or more transferees all or a portion of its Class A-L1 Loans and the related rights and obligations under this Agreement if (A) with respect to any transfer by a Class A-L1 Lender of less than all of its Class A-L1 Loans, after giving effect to such transfer, each of the transferor and the transferee shall hold Class A-L1 Loans in minimum denominations of $250,000 and integral multiples of $1.00 in excess thereof, (B) all applicable conditions precedent to the transfer of the relevant Class A-L1 Loan specified herein and in the Indenture have been satisfied, (C) the parties to such transfer have executed and delivered to the Loan Agent (with a copy to the Collateral Trustee) a duly completed Assignment and Acceptance and the Borrower shall have consented to such transfer (such consent not to be unreasonably withheld), and (D) the Class A-L1 Lender effecting the transfer has paid a sum sufficient to Borrower (as determined in the Borrower’s reasonable discretion) as may be necessary to cover any tax or other governmental charge payable by Borrower in connection with such transfer. Upon acceptance and recording pursuant to Section 7.03(d), from and after the effective date specified in each Assignment and Acceptance, (x) the transferee thereunder shall be a party hereto, (y) the Collateral Trustee shall be notified of such transfer and shall update the Register to reflect such transfer, and (z) to the extent of the interest transferred by such Assignment and Acceptance, the transferee shall have the rights and obligations of a Class A-L1 Lender under this Agreement, and the transferring Class A-L1 Lender thereunder shall, to the extent of the interest transferred by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the transferring Class A-L1 Lender’s rights and obligations under this Agreement and in respect of Class A-L1 Loans, such Class A-L1 Lender shall cease to be a party hereto).

(d) Upon its receipt of a duly completed Assignment and Acceptance executed by a transferring Class A-L1 Lender and a transferee, the Loan Agent shall accept such Assignment and Acceptance and shall notify the Collateral Trustee, which shall record the Class A-L1 Lender identification and amount transferred in the Register. No transfer shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(e) The Borrower shall provide notice to the Rating Agency of any assignment of this Agreement by any of the Borrower, the Loan Agent or the Collateral Trustee.

Section 7.04. Survival. All covenants, agreements, representations and warranties made by the Borrower, the Loan Agent and each Class A-L1 Lender herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or the Indenture shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Class A-L1 Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Collateral Trustee, the Loan Agent or any Class A-L1 Lender may have had notice or knowledge of any Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as any Class A-L1 Loan or any amount payable under this Agreement or the Indenture in respect of any Class A-L1 Loan is outstanding and unpaid.

Section 7.05. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the Indenture constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Loan Agent and when the Loan Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by fax or electronic message shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 7.06. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any respect in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability in such matter without affecting the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 7.07. Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial Right.

(a) THIS AGREEMENT AND ALL DISPUTES ARISING THEREFROM OR RELATING THERETO SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED IN ALL RESPECT (WHETHER IN CONTRACT OR IN TORT) BY THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

(b) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE CLASS A-L1 LOANS, THIS AGREEMENT OR THE INDENTURE, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH FEDERAL OR NEW YORK STATE COURT. THE BORROWER AND THE LOAN AGENT HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THAT THEY MAY LEGALLY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE BORROWER AND THE LOAN AGENT IRREVOCABLY CONSENT TO THE SERVICE OF ANY AND ALL PROCESS IN ANY ACTION OR PROCEEDING BY THE MAILING OR DELIVERY OF COPIES OF SUCH PROCESS TO IT AT THE OFFICE OF THE BORROWER’S PROCESS AGENT SET FORTH IN SECTION 7.2 OF THE INDENTURE. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(c) Each party (other than the Loan Agent) to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(d) EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES HERETO. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR SUCH PARTIES ENTERING INTO THIS AGREEMENT OR ACCEPTING ANY OF THE BENEFITS OF THE CLASS A-L1 LOANS.

Section 7.08. Benefits of Indenture. Each of the Class A-L1 Lenders hereby acknowledges and approves the pledge and assignment by the Borrower of all of its right, title and interest in, to and under this Agreement to the Collateral Trustee for the benefit and security of the Secured Parties pursuant to the Indenture.

Section 7.09. Headings. Article and section headings and the table of contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 7.10. Recourse against Certain Parties. No recourse under or with respect to any obligation, covenant or agreement of any Class A-L1 Lender or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any incorporator, stockholder, Affiliate, officer, member, manager, partner, employee or director of such Class A-L1 Lender, as such, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of such Class A-L1 Lender contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such Class A-L1 Lender, and that no personal liability whatsoever shall attach to or be incurred by any incorporator, stockholder, Affiliate, officer, member, manager, partner, employee or director of such Class A-L1 Lender, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of such Class A-L1 Lender contained in this Agreement or in any other such instrument, document or agreement, or which are implied therefrom, and that any and all personal liability of every such incorporator, stockholder, Affiliate, officer, employee, member, manager, partner or director of such Class A-L1 Lender for breaches by such Class A-L1 Lender of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement. The provisions of this Section 7.10 shall survive the termination of this Agreement.

Section 7.11. Limited-Recourse Obligations. The Class A-L1 Loans and all obligations of the Borrower under this Agreement are limited-recourse obligations of the Borrower. The Class A-L1 Loans are payable solely from the Assets and other assets pledged by the Borrower under the Indenture. Upon realization of the Assets and such other assets and the application of the proceeds thereof in accordance with the Indenture, any outstanding obligations of the Borrower hereunder shall be extinguished and shall not thereafter revive. None of the

Collateral Manager, the Collateral Trustee, the Loan Agent, any of their respective affiliates, security holders (including shareholders), members, partners, officers, directors or employees, or the security holders (including shareholders), members, partners, officers, directors, employees or incorporators of the Borrower, or any other person or entity will be obligated to make payments on the Class A-L1 Loans. Consequently, the Class A-L1 Lenders must rely solely on amounts received in respect of the Assets and other assets pledged under the Indenture for the payment of principal thereof and interest thereon. This section shall survive the termination of this Agreement.

Section 7.12. Non-Petition. Notwithstanding any other provision of this Agreement, neither the Loan Agent, in its own capacity, nor any Class A-L1 Lender may, prior to the date which is one year and one day (or, if longer, the applicable preference period plus one day) after the payment in full of all Class A-L1 Loans and Notes, institute against, or join any other Person in instituting against, the Borrower any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under U.S. federal or state bankruptcy or similar laws. Nothing in this Section 7.12 shall preclude, or be deemed to estop, the Loan Agent or any Class A-L1 Lender (i) from taking any action prior to the expiration of the aforementioned one year and one day (or longer) period in (A) any case or proceeding voluntarily filed or commenced by the Borrower or (B) any involuntary insolvency proceeding filed or commenced by a Person other than the Loan Agent or a Class A-L1 Lender, or (ii) from commencing against the Borrower or any of their properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding, subject to Section 7.11. This Section 7.12 shall survive the termination of this Agreement.

Section 7.13. Prohibition on Commencement of Proceedings. Each Class A-L1 Lender acknowledges and agrees as follows:

(a) (i) the express terms of the Indenture govern the rights of the Class A-L1 Lenders to direct the commencement of a Proceeding against any Person, (ii) the Indenture contains limitations on the rights of the Class A-L1 Lenders to direct the commencement of any such Proceeding, and (iii) each Class A-L1 Lender shall comply with such express terms if it seeks to direct the commencement of any such Proceeding;

(b) there are no implied rights under the Indenture to direct the commencement of any such Proceeding; and

(c) notwithstanding any provision of the Indenture, the Notes, this Agreement, the Collateral Management Agreement, the Collateral Administration Agreement or any other agreement, the Borrower shall not be under any duty or obligation of any kind to the holders of the Class A-L1 Loans, or any of them, to institute any legal or other proceedings of any kind, against any person or entity, including, without limitation, the Collateral Trustee, the Collateral Manager, the Collateral Administrator, the Loan Agent, or the Calculation Agent.

Section 7.14. Appointment of Collateral Trustee. The Class A-L1 Lenders hereby appoint the Collateral Trustee to act exclusively as the agent for purposes of perfection of a security interest in the Assets and to act as specified in the Indenture and the other Transaction Documents to which the Collateral Trustee is a party. The duties and obligations of the Collateral Trustee under this Section 7.14 shall be as set forth in the Indenture.

Section 7.15. Acknowledgment of Indenture Provisions. The Class A-L1 Lenders hereby acknowledge and agree to the provisions of the Indenture expressly applicable to the Class A-L1 Lenders.

Section 7.16. USA Patriot Act Notice. The Class A-L1 Lenders hereby notify the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), they are required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Class A-L1 Lenders to identify the Borrower in accordance with the Patriot Act.

Section 7.17. Payments Pro Rata. The Loan Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Class A-L1 Loan hereunder and pursuant to the Indenture, it shall distribute such payment to each Lender pro rata, based on its percentage of the Class A-L1 Loan with respect to which such payment was received.

Section 7.18. Confidential Information.

(a) The Collateral Trustee, the Loan Agent, and each Class A-L1 Lender will maintain the confidentiality of all Confidential Information in accordance with procedures adopted by such Person in good faith to protect Confidential Information of third parties delivered to such Person; provided that such Person may deliver or disclose Confidential Information to: (i) such Person’s directors, trustees, managers, officers, employees, agents, attorneys and affiliates who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 7.18 and to the extent such disclosure is reasonably required for the administration of this Agreement and the Indenture, the matters contemplated hereby or the investment represented by the Class A-L1 Loans; (ii) such Person’s legal advisors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 7.18 and to the extent such disclosure is reasonably required for the administration of this Agreement and the Indenture, the matters contemplated hereby or the investment represented by the Class A-L1 Loans; (iii) any other Holder, or any of the other parties to this Agreement, the Indenture, the Collateral Management Agreement or the Collateral Administration Agreement; (iv) except for Specified Obligor Information, any Person of the type that would be, to such Person’s knowledge, permitted to acquire Class A-L1 Loans in accordance with Section 7.03 hereof or to which such Person sells or offers to sell any such Class A-L1 Loans or any part thereof or is proposing in good faith a transaction relating thereto; (v) [reserved]; (vi) any federal or state or other regulatory, governmental or judicial authority having jurisdiction over such Person; (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about the investment portfolio of such Person, reinsurers and liquidity and credit providers that agree to hold confidential the Confidential Information substantially in accordance with this Section 7.18; (viii) the Rating Agency (subject to Sections 14.16 and 14.17 of the Indenture); (ix) any other Person with the consent of the Borrower and the Collateral Manager; or (x) any other Person to which such delivery or disclosure may be necessary or appropriate (A) to effect compliance with any law, rule, regulation or order applicable to such Person, (B) in response to any subpoena or other legal process (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law), (C) in connection with any litigation to which such

Person is a party (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law), (D) if an Event of Default has occurred and is continuing, to the extent such Person may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Class A-L1 Loans or the Indenture or (E) in the Collateral Trustee’s or the Loan Agent’s performance of its obligations under this Agreement, the Indenture, the Collateral Administration Agreement or other transaction document related thereto; and provided that delivery to the Class A-L1 Lenders by the Collateral Trustee, the Loan Agent or the Collateral Administrator of any report of information required by the terms of this Agreement or the Indenture to be provided to Holders shall not be a violation of this Section 7.18. Each Class A-L1 Lender agrees, except as set forth in clauses (vi), (vii) and (x) above, that it shall use the Confidential Information for the sole purpose of making an investment in the Class A-L1 Loans or administering its Class A-L1 Loan; and that, the Collateral Trustee and the Loan Agent shall neither be required nor authorized to disclose to Holders any Confidential Information in violation of this Section 7.18. In the event of any required disclosure of the Confidential Information by such Lender, such Lender will, by its lending of the Class A-L1 Loan, be deemed to have agreed to use reasonable efforts to protect the confidentiality of the Confidential Information. Each Class A-L1 Lender agrees to be bound by and to be entitled to the benefits of this Section 7.18.

(b) For the purposes of this Section 7.18, (A) “Confidential Information” means information delivered to the Collateral Trustee, the Loan Agent, the Collateral Administrator or any Holder of Class A-L1 Loans by or on behalf of the Borrower in connection with and relating to the transactions contemplated by or otherwise pursuant to this Agreement or the Indenture (including, without limitation, information relating to Obligors); provided that such term does not include information that: (i) was publicly known or otherwise known to the Collateral Trustee, the Loan Agent, the Collateral Administrator or such Holder prior to the time of such disclosure; (ii) subsequently becomes publicly known through no act or omission by the Collateral Trustee, the Loan Agent, the Collateral Administrator, such Holder or any Person acting on behalf of the Collateral Trustee, the Loan Agent, the Collateral Administrator or such Holder, as applicable; (iii) otherwise is known or becomes known to the Collateral Trustee, the Loan Agent, the Collateral Administrator or any Holder other than (x) through disclosure by the Borrower, the Collateral Manager or any of their Affiliates, as applicable, or (y) to the knowledge of the Collateral Trustee, the Loan Agent, the Collateral Administrator or such Holder, as the case may be, in each case after reasonable inquiry, as a result of the breach of a fiduciary duty to the Borrower or a contractual duty to the Borrower, the Collateral Manager or any of their Affiliates, as applicable; or (iv) is allowed to be treated as non-confidential by consent of the Borrower; and (B) “Specified Obligor Information” means Confidential Information relating to Obligors that is not otherwise included in the Monthly Reports or Distribution Reports or the disclosure of which would be prohibited by applicable law or the Underlying Documents relating to such Obligor’s Collateral Obligation.

(c) Notwithstanding the foregoing, the Collateral Trustee, the Loan Agent and the Collateral Administrator may disclose Confidential Information to the extent disclosure thereof may be required by law or by any regulatory or Governmental Authority and the Collateral Trustee, the Loan Agent and the Collateral Administrator may disclose on a confidential basis any Confidential Information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder.

(d) Notwithstanding anything herein to the contrary, the Collateral Manager, the Borrower, the Collateral Trustee, the Loan Agent, the Collateral Administrator, the Initial Purchaser, the Retention Holder, the Holders and beneficial owners of the Class A-L1 Loans and each employee, representative or other agent of those Persons, may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment and tax structure of the transactions contemplated by this Agreement and the Indenture and all materials of any kind, including opinions or other tax analyses, that are provided to those Persons. This authorization to disclose the U.S. tax treatment and tax structure does not permit disclosure of information identifying the Collateral Manager, the Borrower, the Collateral Trustee, the Loan Agent, the Collateral Administrator, the Initial Purchaser or any other party to the transactions contemplated by this Agreement, the Indenture, the Offering or the pricing (except to the extent such information is relevant to U.S. tax structure or tax treatment of such transactions).

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

OWL ROCK CLO VII, LLC, as Borrower

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: President

[Signature Page to Class A-L1 Credit Agreement]

STATE STREET BANK AND TRUST COMPANY, as Loan Agent

By:	/s/ Scott Berry
Name: Scott Berry
Title: Vice President

STATE STREET BANK AND TRUST COMPANY, as Collateral Trustee under the Indenture

By:	/s/ Scott Berry
Name: Scott Berry
Title: Vice President

[Signature Page to Class A-L1 Credit Agreement]

KEYBANK N.A., as Class A-L1 Lender

By:	/s/ Richard Andersen
Name: Richard Andersen
Title: Senior Vice President

[Signature Page to Class A-L1 Credit Agreement]

SCHEDULE I

CLASS A-L1 LENDER INFORMATION

Name of Class A-L1 Lender	Funded Amount	Addresses for Notices
KeyBank N.A.	$75,000,000	1000 S. McCaslin Boulevard, Superior, CO 80027

LOAN AGENT INFORMATION

Loan Agent

STATE STREET BANK AND TRUST COMPANY.

State Street Bank and Trust Company

1776 Heritage Drive

Mail Code: JAB0527, North Quincy, Massachusetts 02171

Attention: Owl Rock CLO VII, LLC

Account for Funding of Class A-L1 Loans:

Bank Name:	State Street Bank
ABA#:	011-000-028
Account#:	11925021
Account Name:	Owl Rock CLO VII, LLC ORUA

Sch I-1

EXHIBIT A

FORM OF ASSIGNMENT AND ACCEPTANCE

Reference is made to the Class A-L1 Credit Agreement dated as of July 26, 2022 (as modified and supplemented and in effect from time to time, the “Class A-L1 Credit Agreement”) among Owl Rock CLO VII, LLC, a Delaware limited liability company (the “Borrower”), the Class A-L1 Lenders party thereto (the “Lenders”) and State Street Bank and Trust Company, as loan agent (in such capacity, the “Loan Agent”) and as Collateral Trustee under the Indenture (as defined below) (in such capacity, the “Collateral Trustee”), relating to the Class A-L1 Loan made thereunder and secured under the Indenture entered into by and between the Borrower and the Collateral Trustee, dated as of July 22, 2022 (and as may be further modified and supplemented and in effect from time to time, the “Indenture”). Terms used but not defined herein have the respective meanings given to such terms in (or incorporated by reference in) the Class A-L1 Credit Agreement.

The Assignor named on the signature pages hereof (the “Assignor”) hereby sells and assigns to the Assignee named on the signature pages hereof (the “Assignee”), and the Assignee hereby purchases and assumes from the Assignor, effective as of the Assignment Date set forth below, the interests set forth below (the “Assigned Interest”) in the Assignor’s rights and obligations under the Class A-L1 Credit Agreement, including, without limitation, the interests set forth below in the Class A-L1 Loan held by (and outstanding principal amount of the Class A-L1 Loan held by) the Assignor on the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Class A-L1 Credit Agreement and the Indenture. From and after the Assignment Date (A) the Assignee shall be a party to and be bound by the provisions of the Class A-L1 Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (B) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Class A-L1 Credit Agreement. The Assignor hereby represents and warrants to the Assignee that, as of the Assignment Date, the Assignor owns the Assigned Interest free and clear of any lien or other encumbrance (other than any liens granted to the Collateral Trustee under the Indenture). The Assignee hereby makes to the Assignor, the Borrower, the Collateral Manager and the Collateral Trustee all of the representations and warranties, and agrees to comply with the applicable covenants of the Class A-L1 Lenders, set forth in Section 3.02 of the Class A-L1 Credit Agreement.

Each of the parties hereby covenants and agrees that so long as the Assignee is a registered Lender:

(1) it waives any right to set-off or to appropriate and apply any and all deposits and any other indebtedness at any time held or owing thereby to or for the credit or the account of the Assignee against and on account of the obligations and liabilities of the Assignee to the Assignor under this Assignment and Acceptance; and

(2) notwithstanding anything to the contrary herein, no provision of this Assignment and Acceptance adversely affecting the rights or duties of the Assignee may be amended or waived without the written consent of the Assignee.

A-1

This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

Legal Name of Assignor:

Legal Name of Assignee:

Assignee’s Address for Notices:

Fax No.:

Details of electronic messaging system: Payment Instructions:

Federal Taxpayer ID No. of Assignee:

Effective Date of Assignment (“Assignment Date”):

	Amount Assigned	Amount Retained
Outstanding Principal Amount of Class A-L1 Loan:	U.S.$[•]	U.S.$[•]

The terms set forth above are hereby agreed to:

[Name of Assignor], as Assignor

By:
Name:
Title:

[Name of Assignee], as Assignee

By:
Name:
Title:

A-2

EXHIBIT B

FORM OF CLASS A-L1 LOAN NOTE

Maximum Principal Amount: $[•]

Issuance Date: [•]

Stated Maturity: [•]

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to [•] or its registered assigns (the “Class A-L1 Lender”), in accordance with the provisions of the Class A-L1 Credit Agreement (as hereinafter defined), the principal amount of the Class A-L1 Loan made by the Class A-L1 Lender to the Borrower under that certain Class A-L1 Credit Agreement, dated as of July 26, 2022 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Class A-L1 Credit Agreement”; the terms defined therein being used herein as therein defined), by and among the Borrower, the Loan Agent, the Collateral Trustee and the Class A-L1 Lenders from time to time party thereto.

The Borrower promises to pay interest on the unpaid principal amount of the Class A-L1 Loan made by the Class A-L1 Lender from the date of such Class A-L1 Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Class A-L1 Credit Agreement. All payments of principal and interest shall be made to the Class A-L1 Lender in U.S. dollars in immediately available funds. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Class A-L1 Credit Agreement.

This Note is the Class A-L1 Loan Note referred to in the Class A-L1 Credit Agreement and is entitled to the benefits thereof and of the Indenture. This Class A-L1 Loan Note may be prepaid in whole or in part subject to the terms and conditions provided in the Class A-L1 Credit Agreement and, upon the occurrence and continuation of a Class A-L1 Loan Event of Default specified in the Class A-L1 Credit Agreement and acceleration of the Borrower’s obligations pursuant to Section 5.2 of the Indenture, all amounts then remaining unpaid on this Class A-L1 Loan Note shall become immediately due and payable as provided in the Class A-L1 Credit Agreement. The Class A-L1 Lender may attach schedules to this Class A-L1 Loan Note and endorse thereon the date, amount and type of its Class A-L1 Loans and payments with respect thereto.

The Borrower, for themselves and their respective successors and assigns, hereby waive diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Class A-L1 Loan Note, except for any applicable notices expressly provided for in the Class A-L1 Credit Agreement. In the event of any conflict between the provisions of this Note and those of the Class A-L1 Credit Agreement, the provisions of the Class A-L1 Credit Agreement shall prevail.

[Signature Page Follows]

B-1

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

OWL ROCK CLO VII, LLC, as Borrower

By:
Name:
Title:

B-2